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                                                                   EXHIBIT 10.20

                         PNC BANK, NATIONAL ASSOCIATION
                               1600 Market Street
                             Philadelphia, PA 19103









November 16, 2001


Escalon Medical Corp.
Escalon Vascular Access, Inc.
Escalon Pharmaceutical, Inc.
Sonomed, Inc.
Escalon Digital Vision, Inc.
351 East Conestoga Road
Wayne, PA  19087
Attn:  Richard J. DePiano, CEO and Chairman

RE:    $2,000,000 COMMITTED LINE OF CREDIT; $7,900,000 TERM LOAN

Gentlemen:

         PNC Bank, National Association (the "Bank"), Escalon Medical Corp. ("Escalon Medical" or the "Borrower"), Escalon Vascular Access, Inc., Escalon Pharmaceutical, Inc., Sonomed, Inc. and Escalon Digital Vision, Inc. (collectively, the "Guarantors; together with the Borrower, the "Obligors") are parties to a letter agreement dated January 14, 2000 (as heretofore amended, supplemented or otherwise modified, the "Existing Letter Agreement") pursuant to which the Bank extended to the Borrower a reducing committed revolving line of credit in the amount of $5,000,000 (the "Existing Line of Credit") and a term loan in the amount of $7,000,000 (the "Existing Term Loan"). This letter (as amended, supplemented or otherwise modified from time to time, this "Letter Agreement"), and the credit facilities established hereby, shall amend and restate the Existing Letter Agreement and the credit facilities established thereby. As a result, on and after the date hereof, this Letter Agreement, the Amended and Restated Notes and the Amended and Restated Security Agreements (as each such term is defined below) shall supercede the Existing Letter Agreement and the Notes and Security Agreements executed in connection with the Existing Letter Agreement


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Escalon Medical Corp.
November 16, 2001
Page 2

         Each Guaranty and Suretyship Agreement heretofore executed by a Guarantor in favor of the Bank (as amended, supplemented or otherwise modified from time to time, the "Guaranty and Suretyship Agreements") shall remain in full force and effect and is hereby reaffirmed.

         Notwithstanding the preceding paragraphs, it is not the intention of any of the parties hereto that the restructuring of the existing indebtedness under the Existing Letter Agreement constitute a payment or discharge of such indebtedness. Accordingly, Borrower's obligation to pay (and the Guarantors' guaranty of) the indebtedness evidenced by this Letter Agreement and the Amended and Restated Notes shall be accepted by the Bank in the renewal and extension of (but not in substitution and exchange for or in payment of) the indebtedness under the Existing Letter Agreement and the credit facilities established thereby.

         1. Line of Credit and Use of Proceeds. The first credit facility covered by this Letter Agreement is a committed revolving line of credit under which Borrower may request and the Bank, subject to the terms and conditions of this Letter Agreement, will make advances to Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed the Applicable Credit Limit (the "Line of Credit"). The "Expiration Date" means June 30, 2004 or such later date as may be designated by the Bank by written notice to Borrower. "Applicable Credit Limit" means $2,000,000. Advances under the Line of Credit shall be used for working capital and other general corporate purposes. On the date hereof, and without the necessity of any further action by any party, $2,000,000 of the Existing Principal Amount shall be deemed to be advances outstanding under the Line of Credit. The "Existing Principal Amount" means the principal amount outstanding on the date hereof under the Existing Line of Credit and the Existing Term Loan.

         2. Repayment of Line of Credit. Subject to the terms and conditions of this Letter Agreement, Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable.

         3. Term Loan. The second credit facility covered by this Letter Agreement is a $7,900,000 term loan for Borrower ("Term Loan"). On the date hereof, and without the necessity of any further action by any party, $7,900,000 of the Existing Principal Amount shall be converted into an advance under the Term Loan. The Term Loan shall be repaid in accordance with the terms of the applicable Amended and Restated Note. No advances may be made under the Term Loan after the date hereof and any principal payments on the Term Loan may not be reborrowed.


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Escalon Medical Corp.
November 16, 2001
Page 3



         4. Interest Rate; Fees; Payments at Closing.

                  a. Interest Rate on Line of Credit. Principal outstanding under the Line of Credit shall bear interest at a per annum rate of interest (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (i) the rate of interest in effect from time to time at the Bank as its prime rate, which rate may not be the lowest interest rate then being charged commercial borrowers by the Bank (the "Prime Rate"), plus (ii) one and one half of one percent (1.50%). If and when the Prime Rate changes, the rate of interest on principal of the Line of Credit will change automatically without notice to Borrower, effective on the date of any such change.

                  b. Interest Rate on Term Loan. Principal outstanding under the Term Loan shall bear interest at a per annum rate of interest (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the Prime Rate plus one and three quarters of one percent (1.75%). If and when the Prime Rate changes, the rate of interest on principal of the Term Loan will change automatically without notice to Borrower, effective on the date of any such change.

                  c. Payment of Interest. Borrower shall pay accrued interest on the unpaid principal balance of the Line of Credit and the Term Loan monthly in arrears.

                  d. Legal Rate. If, at any time, any of the aforesaid rates shall be finally determined by any court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable laws, then, for such time as such rate would be deemed excessive, application thereof shall be suspended, and there shall be charged in lieu thereof the maximum rate of interest permissible under such laws.

                  e. Default Rate. Upon maturity (whether by acceleration, demand or otherwise) and, at the option of the Bank, upon the occurrence of an Event of Default under this Letter Agreement, the documents executed pursuant hereto and/or any Guaranty and Suretyship Agreement, then, notwithstanding anything to the contrary contained herein, interest on the Line of Credit and the Term Loan shall automatically, without notice or demand, increase to a rate per annum (the "Default Rate") which is 4.00 percentage points above the otherwise applicable rate. Interest at the Default Rate shall continue to accrue notwithstanding the entry of any judgment hereon or on any of the Amended and Restated Notes, and all such judgments shall bear interest at the Default Rate provided for herein.

                  f. Fees. Borrower shall pay Bank:

                           (i) Concurrently with the execution hereof, a facility fee of $50,000; and

                           (ii) On the first business day of March, June, September and December of each year, commencing with March 1, 2002, a facility fee equal to .25% multiplied by the aggregate principal


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Escalon Medical Corp.
November 16, 2001
Page 4



                                    amount outstanding under the Line of Credit and the Term Loan on January 1 of such year. In other words, commencing with the year 2002 and through and including 2003, there shall be a facility fee of 1% of the aggregate principal amount outstanding under this Letter Agreement on January 1 of such year, such facility fee to be paid in equal quarterly installments on the first business day of March, June, September and December of such year, and, in the year 2004, there shall be a facility fee of 0.5% of the aggregate principal amount outstanding under this Letter Agreement on January 1 of such year, such facility fee to be paid in equal installments on the first business day of March and June of such year.

                  g. Payments at Closing. In addition to the $50,000 facility fee referred to clause f(i) above, on the date hereof the Obligors shall pay to the Bank the following:

                           (i) All accrued interest under the Existing Line of Credit and the Existing Term Loan; and

                           (ii) The accrued legal fees and expenses of counsel to the Bank incurred in connection with the Existing Letter Agreement and this Letter Agreement, such fees (exclusive of expenses) not to exceed $19,700.

         5. Amended and Restated Notes. The obligations of Borrower to repay the Line of Credit and the Term Loan shall be evidenced by amended and restated promissory notes (as amended, supplemented or otherwise modified from time to time, collectively, the "Amended and Restated Notes") in form and content satisfactory to the Bank.

         6. Security; Other Conditions. Borrower shall cause the following to be executed, where appropriate, and delivered to the Bank in form and content satisfactory to the Bank:

                  a. Amended and restated security agreements (as amended, supplemented or otherwise modified from time to time, each an "Amended and Restated Security Agreement") by which each Obligor grants to the Bank a perfected first lien (other than Permitted Liens as defined below) on such Obligor's existing and future personal property, including accounts, inventory, equipment, investment property, general intangibles, chattel paper, documents, instruments, patents, trademarks and copyrights;

                  b. One or more pledge agreements (as amended, supplemented or otherwise modified from time to time, each a "Pledge Agreement") pursuant to which the Bank shall be granted a first priority lien on (i) the



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Escalon Medical Corp.
November 16, 2001
Page 5


                           stock of each of the Guarantors and (ii) all stock of IntraLase, Inc. ("IntraLase") owned by an Obligor; and

                  c. An acknowledgment by each Guarantor that the Guaranty and Suretyship Agreement previously executed by such Guarantor remains in full force and effect and covers the facilities provided herein (as amended, supplemented or otherwise modified from time to time, the "Acknowledgments").

         7. Stock Warrants. On the date hereof, Borrower shall execute and deliver to the Bank a Warrant Agreement in form and content satisfactory to the Bank, entitling the Bank to purchase from Borrower 60,000 number of shares of common stock of the Borrower on the terms provided therein (as amended, supplemented or otherwise modified from time to time, the "Warrant Agreement").

         8. Mandatory Prepayments.

                  a. Simultaneously with the closing of any Asset Sale by an Obligor, such Obligor shall pay to the Bank seventy five percent (75%) (or such other percentage as the Bank and the Borrower shall agree at the time of any such sale) of the net proceeds from such Asset Sale; provided that, in each calendar year the Obligors shall not be required (unless an Event of Default shall exist) to make any prepayments pursuant to this Paragraph 8(a) until the net proceeds in the aggregate from Asset Sales in such year (including with respect to calendar year 2001, any such net proceeds received between the beginning of such year and the date of this Letter Agreement) shall equal or exceed $25,000, whereupon the amount of net proceeds that must be paid to the Bank pursuant to this Paragraph 8(a) shall equal 75% (or such other percentage as the Bank and the Borrower shall agree) of all net proceeds in such year in excess of $25,000. As used herein, the term "Asset Sale" means any sale, lease, transfer or other disposition of assets (each referred to for the purposes of this definition as a "disposition") by an Obligor (other than a disposition by an Obligor to a different Obligor), other than (i) dispositions of inventory in the ordinary course of business and (ii) dispositions of surplus or obsolete inventory or equipment in the ordinary course of business.

                  b. Any prepayments made to the Bank pursuant to this Paragraph 8 shall, unless otherwise designated by the Bank in its sole discretion, be applied first to the principal of the Term Loan in the inverse order of maturity, until the Term Loan is paid in full, and second to the principal of the Line of Credit. The Applicable Credit Limit shall be reduced by an amount equal to the amount of any such payments on the Line of Credit pursuant to this Paragraph 8.


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Escalon Medical Corp.
November 16, 2001
Page 6



                  c. Nothing herein shall be or be deemed to be a consent by the Bank to any Asset Sale, it being understood and agreed that the consent of the Bank is still required for any such Asset Sale.

         9. Covenants. Unless the Bank provides its prior written consent to the contrary, or until payment in full and termination of the Line of Credit and the Term Loan:

                  a. No Obligor will make or permit any change in the nature of its business from the development, marketing and distribution of medical services, devices and pharmaceuticals or cause or permit any change in the present management position and responsibilities of Richard J. DePiano.

                  b.       Borrower will deliver to the Bank:

                           (i) Borrower's Financial Statements for its fiscal year, within 120 days after fiscal year end, audited by a certified public accountant reasonably acceptable to the Bank (Bank hereby acknowledging that Borrower's present accounting firm is acceptable), together with a copy of Borrower's SEC Form 10-K filing.

                           (ii) Borrower's Financial Statements for each fiscal quarter, within 60 days after fiscal quarter end, together with year-to-date and comparative figures for the corresponding periods of the prior year, certified as true and correct by its chief financial officer, together with a copy of Borrower's SEC Form 10-Q filing.

                           (iii)    With each delivery of Financial Statements,
                                    (A) Borrower's chief financial officer shall also deliver a certificate as to Borrower's compliance with the financial covenants set forth herein for the period then ended and whether any Event of Default (as defined in the Amended and Restated Notes) exists, and, if so, the nature thereof and the corrective measures Borrower proposes to take; and (B) Borrower will deliver to the Bank any management letters issued by the accounting firm which prepared said annual audited statements.

                           (iv) Promptly after receipt by any Obligor, any financial statements of IntraLase as and when received by such Obligor.

                           (v) Budgets and forecasts and such other financial information as the Bank may from time to time reasonably request.

"Financial Statements" means the balance sheet and statements of income and cash flows for Borrower and its consolidated subsidiaries prepared in accordance with generally accepted


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Escalon Medical Corp.
November 16, 2001
Page 7



accounting principles in effect from time to time ("GAAP") applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

                  c. Borrower and all other Obligors (herein, the "Test Group") will maintain on a consolidated basis the following financial covenants as of the end of each fiscal quarter commencing June 30, 2001:

                           (i) a ratio of (a) EBITDA (meaning pre-tax earnings calculated without regard to any gain or loss which is classified as "extraordinary" in accordance with GAAP plus depreciation, amortization and other non-cash charges plus interest expense minus the sum of dividends and Unfunded Capital Expenditures) to (b) Current Maturities plus interest expense plus tax expense, of not less than 1.05 to 1.00, all determined for the four fiscal quarters then ending. For these purposes (A) "Unfunded Capital Expenditures" means capital expenditures made from other than funds borrowed for the purpose of making such capital expenditures,
                                    (B) "Current Maturities" means the current principal maturities of long term debt (including capital lease obligations) as well as any prepayments thereof and (without duplication) any principal payments on account of Subordinated Debt, but specifically excluding the principal balance of the Line of Credit, and (C) "Subordinated Debt" means indebtedness of Obligors for borrowed money the repayment of which is subordinated to all of Obligors' indebtedness and liabilities to Bank pursuant to a written subordination agreement executed and delivered to and in form and substance satisfactory to Bank;

                           (ii)     net worth (assets minus liabilities per
                                    GAAP) of not less than $5,300,000;

                           (iii) a ratio of Total Senior Indebtedness to EBITDA of not more than 5.00 to 1.00 for the period June 30, 2001 through and including June 30, 2002 and 4.00 to 1.00 thereafter, all determined for the four fiscal quarters then ending. For these purposes, "Total Senior Indebtedness" means all indebtedness for borrowed money (including capitalized lease obligations), including guaranties thereof and including the face amount of letters of credit issued for the account of or guaranteed by an Obligor;

                  d. No Obligor will create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title


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Escalon Medical Corp.
November 16, 2001
Page 8


                           retention agreements, provided, however, that the foregoing restrictions shall not include the following (herein, "Permitted Liens"):

                           (i) liens for taxes, assessments or governmental charges or levies which shall not at the time be due and payable or can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves;

                           (ii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation;

                           (iii) liens or security interests in favor of the Bank;

                           (iv) liens in respect of property or assets of Obligors which are incurred by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics and similar liens and which do materially detract from the value of the Obligors' assets or property or materially impair the use thereof in the Obligors' operation of its business; and

                           (v) Purchase money security interests (including capital leases) in equipment granted to the vendor or financier thereof, provided that the indebtedness secured thereby shall not exceed $100,000 in the aggregate at any time outstanding.

                  e. No Obligor will create, incur, guarantee, endorse (except endorsements in the course of collection), assume or suffer to exist any indebtedness, except
                           (i) indebtedness to the Bank, (ii) open account trade debt incurred in the ordinary course of business and not past due, (iii) Subordinated Debt, (iv) purchase money debt for the acquisition of equipment, including capitalized lease obligations, limited to the purchase price thereof and not in excess of $100,000 in principal amount at any time outstanding in the aggregate and (v) indebtedness to Radiance Medical Systems, Inc. incurred prior to the date hereof in an aggregate principal amount not exceeding $1,367,558 pursuant to those two certain notes each dated February 28, 2001 in the amounts of $64,884 and $717,558, respectively.

                  f. No Obligor will liquidate, merge or consolidate with any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or any part of its property or assets, whether now owned or hereafter acquired, other than sale of inventory in the ordinary course of business and disposition of equipment for obsolescence.


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Escalon Medical Corp.
November 16, 2001
Page 9


                  g. No Obligor will make acquisitions of all or substantially all of the property or assets or stock of any person, firm, corporation or other entity;

                  h. No Obligor will make or have outstanding any loans or advances to or otherwise extend credit to or make any investment in any person, firm or corporation, except for trade credit in the ordinary course of business and except for (i) loans, advances or investments in another Obligor, (ii) investments in Escalon Medical Imaging, LLC in an aggregate amount not to exceed $650,000, (iii) loans and advances to employees and consultants in the ordinary course of business in amount not to exceed $15,000 to any one such employee or consultant, (iv) the loan made by the Borrower to Sohrab Darougar, M.D. on or about May 27, 1997 in the principal amount of $150,000, which loan is due in 2005 and (v) other loans, advances or investments in an amount not to exceed $50,000 for any one such loan, advance or investment and $100,000 for all such other loans, advances and investments in the aggregate. It is understood and agreed that an Obligor's capitalization of costs and expenses relating to intellectual property owned by such Obligor shall not be deemed to be an "investment" by such Obligor for purposes of this clause (h);

                  i. Each Obligor will maintain complete and accurate books and records and will permit access by Bank during business hours to such books and records and will permit Bank to inspect its properties and operations. Bank may at any time and from time to time on reasonable notice (or, if an Event of Default has occurred and is continuing, without prior notice) to Obligors, audit and conduct examinations of Obligors' books and records and accounts receivable and make abstracts and copies thereof, and, if an Event of Default has occurred, Borrower shall reimburse Bank for Bank's costs and expenses for each such audit;

                  j. No Obligor will, directly or indirectly, pay any cash dividends on account of or repurchase any of its capital stock, except that a Guarantor may pay cash dividends to another Guarantor or the Borrower;

                  k. Obligors will not make capital expenditures in excess of $250,000 per fiscal year in the aggregate; and

                  l. No Obligor will form any subsidiary without the prior written consent of Bank. If such consent is granted, the Borrower will cause any such new subsidiary to, at the cost of the Borrower, (i) execute and deliver to the Bank a Guaranty and Suretyship Agreement in a form similar to that previously executed by the Guarantors, (ii) execute a Security Agreement (including intellectual property riders) similar to those executed on the date hereof by the Guarantors and (iii) cause to be delivered to the Bank an opinion from a law firm reasonably acceptable to the Bank, such


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Escalon Medical Corp.
November 16, 2001
Page 10


                           opinion to be in form and substance reasonably acceptable to the Bank and to be substantially similar to the opinion delivered on the date hereof by counsel to the Borrower. In addition, the stock of any such new subsidiary shall be pledged to the Bank pursuant to documentation reasonably acceptable to the Bank and the certificates representing such stock shall be delivered to the Bank with appropriate stock powers.

         10. Representations and Warranties. On the date hereof, to induce the Bank to restructure the indebtedness under the Existing Letter Agreement on the terms hereof, and on the date of any advance to Borrower under the Line of Credit is made, each Obligor represents and warrants to Bank that, except as otherwise set forth on Schedule I hereto:

                  a. Borrower's latest financial statements provided to the Bank are complete and accurate in all material respects and fairly present the financial condition, and the results of the Borrower's operations for the period specified therein. The Borrower's financial statements have been prepared in a manner consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, no Obligor has suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

                  b. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of Borrower, threatened against any Obligor which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to Borrower or to Richard J. DePiano for any such action, suit, proceedings or investigation.

                  c. To the knowledge of the Obligors, each Obligor has filed all returns and reports that are required to be filed by it in connection with any United States federal, state or local tax, duty or charge levied, assessed or imposed upon any Obligor or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

                  d. Each Obligor is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and, to the knowledge of the Obligors, is duly qualified, licensed and in good standing to do business where its ownership of property or the nature of its business requires such qualification or licensing.


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Escalon Medical Corp.
November 16, 2001
Page 11


                  e. Each Obligor has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Obligors, this Letter Agreement and the other loan documents executed and delivered pursuant hereto will constitute, and the Guaranty and Suretyship Agreements previously executed by the Guarantors constitute, the legal, valid and binding obligations of each Obligor party thereto, enforceable in accordance with their terms.

                  f. There does not exist any default or violation by any Obligor of or under any of the terms, conditions or obligations of (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon any Obligor by any law or by any governmental authority, court or agency.

                  g. Borrower has no direct or indirect subsidiaries other than the Guarantors and is not a subsidiary of any other entity. Each Guarantor is a direct wholly-owned subsidiary of the Borrower.

                  h. On November 7, 2001, (i) Escalon Medical Corp. merged into Escalon Pennsylvania, Inc. which was a wholly-owned subsidiary of Escalon Medical Corp. and
                           (ii) Escalon Pennsylvania, Inc. changed its name to Escalon Medical Corp.

         11. Depository. Obligors will establish and maintain at the Bank the Obligors' primary depository accounts.

         12. Additional Provisions. Borrower and the other Obligors agree simultaneously herewith to sign and deliver to the Bank the Amended and Restated Notes, the Amended and Restated Security Agreements, the Pledge Agreements, the Acknowledgements, the Disclosures for Confession of Judgment, the Warrant Agreement and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default (as defined in any Amended and Restated Note) or event which with the passage of time, provision of notice or both would constitute an Event of Default under an Amended and Restated Note shall have occurred.

This Letter Agreement is governed by the laws of the Commonwealth of Pennsylvania. No modification or waiver of any of the terms of this Letter Agreement will be valid and binding unless agreed to in writing by the Bank. When executed and delivered by the parties hereto, this Letter Agreement and the other documents executed in connection herewith will constitute the entire agreement between the Bank and Obligors concerning the Line of Credit and the Term Loan and shall replace all prior understandings, statements, negotiations and written materials

Escalon Medical Corp.
November 16, 2001
Page 12


relating to the Line of Credit and the Term Loan; provided that, the Guaranty and Suretyship Agreements shall remain in full force and effect in accordance with their terms as modified by the second paragraph of this Letter Agreement.

To accept these terms, please sign this Letter Agreement as set forth below. Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:  Frank P. Devine
    -------------------------------

Escalon Medical Corp.
November 16, 2001
Page 13

ACCEPTANCE

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted this 16th day of November, 2001.



ESCALON MEDICAL CORP.

By:  Richard J. DePiano
    -----------------------------
Title: CEO
       --------------------------


ESCALON VASCULAR ACCESS, INC.

By:  Richard J. DePiano
    -----------------------------
Title:  CEO
       --------------------------


ESCALON PHARMACEUTICAL, INC.

By:  Richard J. DePiano
    -----------------------------
Title:  CEO
       --------------------------




SONOMED, INC.

By:  Richard J. DePiano
    -----------------------------
Title: CEO
       --------------------------


ESCALON DIGITAL VISION, INC.

By:  Richard J. DePiano
    -----------------------------
Title:  CEO
       --------------------------